UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2013, the Board of Directors of Alexander & Baldwin, Inc. ("A&B" or the “Company”) elected David C. Hulihee as a member of the Board of Directors, effective as of that date. He was designated a Class II director and, pending re-nomination by the Board of Directors, will be considered for election at the 2014 Annual Meeting of Shareholders.

In addition to Mr. Hulihee’s relationship as Chief Executive Officer of Grace Pacific LLC, a wholly-owned subsidiary of A&B, the Company and Mr. Hulihee have the following business relationships:

•
Grace Acquisition: As previously announced, the Company acquired GPC Holdings, Inc. ("Grace") as of October 1, 2013 under an Agreement and Plan of Merger between the Company, A&B II, LLC, Grace, Grace Pacific LLC and Mr. Hulihee ("Merger Agreement"). Mr. Hulihee (both individually and through affiliated entities or immediate family members) owned 38.7% of Grace and, as a result of the acquisition, received 38.7% of the $235 million acquisition price, which was paid in a combination of cash and Company stock. Mr. Hulihee also has entered into a lock-up agreement with the Company and generally may not offer to sell, pledge, or otherwise transfer or dispose of the Company stock acquired in the acquisition for six months following the acquisition. These relationships were described in a Form S-4 filed with the Securities and Exchange Commission, effective on August 21, 2013 ("S-4").

•
Koko'oha Investments, Inc. Matters: Prior to the closing of the Grace acquisition, Koko'oha Investments, Inc. ("Koko'oha"), a wholly-owned Grace subsidiary engaged in the petroleum and retail gasoline businesses, was spun-off from Grace and was not acquired by A&B. Mr. Hulihee owns (both individually and through affiliated entities or immediate family members) approximately 38.7% of Koko'oha. Certain continuing obligations exist between the Company or Grace and Koko'oha that were described previously in the S-4, including tax-related obligations under a tax matters agreement entered into in connection with the spin-off. In addition, a subsidiary of Koko'oha has a commercial lease with a subsidiary of A&B. Gross rent paid year to date is $240,189 and the remaining aggregate net rent obligation under the lease, which term expires in October 2017, is $556,320.

A press release announcing the election of Mr. Hulihee was issued on November 1, 2013, a copy of which is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release dated November 1, 2013, announcing the election of David C. Hulihee to the Board of Directors of Alexander & Baldwin, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito______________
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller

Dated:    November 1, 2013